Exhibit 10.2

AMENDMENT NO. 1

TO THE 2006 LONG TERM INCENTIVE PLAN FOR

NON-EMPLOYEE DIRECTORS OF THE COOPER COMPANIES, INC.

WHEREAS, The Cooper Companies, Inc. (the “Company”) has adopted the 2006 Long Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. (the “Plan”); and

WHEREAS, Section 11 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, the Board of the Company desires to amend the Plan to provide minimum vesting periods for restricted stock awards;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: By substituting the following for Section 6(d) of the Plan:

“(d) Removal of Restrictions. Subject to the provisions of paragraph (f) of this Section 6, restrictions imposed under subsection (c) hereof upon Restricted Stock Grants and the underlying Restricted Stock shall lapse, and the Restricted Stock underlying a particular Restricted Stock Grant shall become nonforfeitable and freely transferable as follows:

Restrictions on Restricted Stock purchased pursuant to each Annual Restricted Stock Grant or Mid-Year Restricted Stock Grant shall be removed upon the earlier to occur of the following after the date of grant: (a) the date the Average Closing Price equals or exceeds 10% over the Fair Market Value of the Stock on the date of grant; provided, that if such event occurs prior to the first anniversary of the date of grant, that such restrictions shall not be removed until the first anniversary of the date of grant, or (b) five years.”

SECOND: The provisions of the First Paragraph hereof shall be effective March 5, 2007.

THIRD: Except to the extent herein above set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to the Plan to be executed by a duly authorized officer of the Company as of March 5, 2007.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Title:	Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer